Exhibit 99.5

AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT

This Amendment No. 3 to Stock Purchase Agreement (“Amendment”) dated as of May 30, 2006, is by and among Clear Choice Financial, Inc., a Nevada corporation (“Purchaser”), Bay Capital Corporation, a Maryland corporation (“Company”), and Paul Bekman and Arlene Bekman (the “Bekmans”), Ben Lyons and Sherry A. Lyons (the “Lyons”), and Stewart Sachs and Nadine Sachs (the “Sachs” and together with Bekmans and Lyons, the “Stockholders”), and Stewart Sachs (the “Stockholders’ Representative”) as agent and attorney-in-fact for the Stockholders.

RECITALS

A.          Purchaser, Company, the Shareholders, and the Shareholders’ Representative entered into that certain Stock Purchase Agreement and Plan of Merger dated as of December 9, 2005 (the “Stock Purchase Agreement”).

B.	The parties desire to amend the Stock Purchase Agreement as provided for herein.

C.          Capitalized terms not otherwise defined here shall have the meanings ascribed to them in the Stock Purchase Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 2.3. of the Stock Purchase Agreement is hereby amended and restated as follows:

“The closing of the transactions contemplated by this agreement (the “Closing”) will take place as soon as practicable but not later than the third business day after satisfaction or wavier of the last to be fulfilled of the conditions set forth in Article VII (the “Closing Date”), at the offices of Greenberg Traurig at 2375 E. Camelback Road, Suite 700, Phoenix, AZ 85016, unless another date or place is agreed to in writing by Purchaser, Company, and the Stockholders.”

2.            Except as specifically amended hereby, the Stock Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

3.            This Amendment may be executed in counterparts or by facsimile, each of which shall be deemed an original, and all of which together shall constitute one agreement binding on the parties hereto.

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SIGNATURE PAGE—AMENDMENT NO. 3 TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, Purchaser, Company, the Stockholders, and the Stockholders’ Representative have signed or caused this Amendment to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

NATIONWIDE FINANCIAL SOLUTIONS, INC. By /s/ Darren R. Dierich ———————————— Its Chief Financial Officer	BAY CAPITAL CORPORATION By /s/ Stewart D. Sachs ———————————— Its Shareholder Representative

STOCKHOLDERS:

/s/ Paul Bekman
————————————

PAUL BEKMAN

/s/ Arlene Bekman
————————————

ARLENE BEKMAN

/s/ Ben Lyons
———————————————

BEN LYONS

/s/ Sherry A. Lyons
———————————————

SHERRY A. LYONS

/s/ Nadine Sachs
———————————————

NADINE SACHS

/s/ Stewart Sachs
———————————————

STEWART SACHS

SHAREHOLDERS’ REPRESENTATIVE /s/ Stewart Sachs ——————————————— STEWART SACHS

IN WITNESS WHEREOF, Purchaser, Company, the Stockholders, and the Stockholders’ Representative have signed or caused this Amendment to be signed by their respective officers thereunder duly authorized, all as of the date first written above.